Exhibit 5.1

Snell & Wilmer L.L.P.
Hughes Center
3883 Howard Hughes Parkway, Suite 1100
Las Vegas, NV 89169-5958
TELEPHONE: 702.784.5200
FACSIMILE: 702.784.5252

September 15, 2022

Applied Blockchain, Inc.
3811 Turtle Creek Blvd., Suite 2100
Dallas, Texas 75219

Re: Resale Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Applied Blockchain, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 on the date hereof (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration and sale by the selling securityholders named in the Registration Statement of an aggregate of 48,287,076 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), issued by the Company to such selling securityholders in connection with certain conversions of the Company’s Series A and Series B Convertible Redeemable Preferred Stock and paid-in-kind dividends accrued thereon, the exchange of certain notes, as consideration under the Services Agreement, dated as of March 19, 2021, by and among the Company, GMR Limited, Xsquared Holding Limited and Valuefinder and as compensation to certain of the Company’s executive officers and the Company’s non-employee directors, in each case as described in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have relied upon and examined matters of fact, questions of law and documents as we have deemed necessary to render this opinion, including the originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and exhibits hereto;

2. The Second Amended and Restated Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada, as amended though the date hereof, certified as of the date hereof by an officer of the Company;

3. The Amended and Restated Bylaws of the Company, as amended though the date hereof, certified as of the date hereof by an officer of the Company;

4. Certificate of Existence with Status in Good Standing, certified by the Secretary of State of the State of Nevada, dated as of September 9, 2022;

5. The resolutions adopted by the Board of Directors of the Company relating to the authorization of the issuance of the Shares and filing of the Registration Statement (collectively, the “Resolutions”), certified as of the date hereof by an officer of the Company;

6. A certificate executed by an officer of the Company, dated as of the date hereof, as to certain factual matters; and

4884-8994-2065

Applied Blockchain, Inc.
September 15, 2022

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

A. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

B. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise. For the purpose of the opinion rendered below, we have assumed that, upon each issuance of Shares, the Company has received the consideration for such Shares required by the Resolutions.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the Shares to be resold by the selling securityholders are duly and validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue-sky laws.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

4884-8994-2065